SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 7, 2007

BASELINE OIL & GAS CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-116890	30-0226902
State of Incorporation	Commission File Number	IRS Employer I.D. Number

11811 N. Freeway (I-45), Suite 200, Houston, Texas 77060

Address of principal executive offices

Registrant’s telephone number: (281) 591-6100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 7, 2007, Baseline Oil & Gas Corp. (“we” or the “Company”) announced its intention to issue (i) $110 million aggregate principal amount of Senior Secured Notes due 2012 (“Senior Secured Notes”) in an offering under Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Act”) and (ii) $50 million of Senior Subordinated Convertible Notes due 2013 (“Convertible Subordinated Notes”) under Rule 144A of the Act. We plan to use the net proceeds from the issuance of the Senior Notes and the Convertible Subordinated Notes to purchase certain oil and natural gas assets from DSX Energy Limited, LLP (“DSX”), Kebo Oil & Gas, Inc., Sanchez Oil & Gas Corp., Sue Ann Operating, L.L.C., and twenty-three other individuals, trusts, and companies, pursuant to an Asset Purchase and Sale Agreement dated as of August 7, 2007. A copy of our press release is filed as Exhibit 99.1 hereto.

Neither the Senior Secured Notes nor the Convertible Subordinated Notes have been registered under the Act or under any state securities laws, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy either the Senior Secured Notes or the Convertible Subordinated Notes.

For the notification of our investors, certain information included in the preliminary offering memorandums with respect to the Senior Secured Notes and the Convertible Subordinated Notes, circulated by the Company today, is attached as Exhibit 99.2 hereto.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 7, 2007.

99.2	Certain information included in the preliminary offering memorandums, circulated in connection with the Senior Secured Notes and the Convertible Subordinated Notes on September 7, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2007

BASELINE OIL & GAS CORP.

By:	/s/ Thomas Kaetzer
Thomas Kaetzer
Chief Executive Officer

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Exhibit Index

Exhibit No.	Description
99.1	Press Release dated September 7, 2007.

99.2	Certain information included in the preliminary offering memorandums, circulated in connection with the Senior Secured Notes and the Convertible Subordinated Notes on September 7, 2007.